Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
to
Tender Shares of Common Stock
of
Pontotoc Production, Inc.
to
Pontotoc Acquisition Corp.
a wholly owned subsidiary
of
Ascent Energy Inc.
(Not to be used for Signature Guarantees)

        As set forth in "The Offer – Guaranteed Delivery" of the Prospectus described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.0001 per share (the "Pontotoc Shares"), of Pontotoc Production, Inc., a Nevada corporation ("Pontotoc"), are not immediately available or if the procedure for delivery by book–entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Exchange Agent on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent.

The Exchange Agent for the Offer is:

MELLON INVESTOR SERVICES LLC

Facsimile (for eligible institutions only):

(201) 296–4293

Confirm facsimile by telephone ONLY:

(201) 296–4860

By Mail: Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	By Hand: Reorganization Department 120 Broadway 13th Floor New York, NY 10271	By Overnight: Reorganization Department 85 Challenger Road Mail Drop – Reorg Ridgefield Park, NJ 07660

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Pontotoc Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Pontotoc Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of Ascent Energy Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus dated ________, 2001 (the "Prospectus"), and in the related Letter of Transmittal (which, together with the Prospectus, and as amended from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $0.0001 per share (the "Pontotoc Shares"), of Pontotoc Production, Inc., a Nevada corporation, pursuant to the guaranteed delivery procedure set forth in "The Offer – Guaranteed Delivery" in the Prospectus.

Signature(s):	Address(es):
Name(s) of Record Holders: ____________________________________ Please Type or Print	Zip Code: ________________________________
Area Code and Tel No(s):
Number of Shares:
Certificate Nos. (If Available) ______________________________________ ______________________________________	Check box if Shares will be tendered by book–entry transfer G
Account Number:
Dated: , 2001

GUARANTEE
(Not to be used for signature guarantee)

         The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution" as defined in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Exchange Agent either certificates representing all tendered Pontotoc Shares, in proper form for transfer, or confirmation of book–entry transfer of such Pontotoc Shares into the Exchange Agent's account at The Depository Trust Company, in either case with delivery of the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus) and any other required documents, all within three Nasdaq Stock Market trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Pontotoc Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

______________________________________                     __________________________________________
                              Name of Firm                                                                                           Authorized Signature

______________________________________                     Name:
                             Address                                                                                               Please Type or Print

______________________________________                    Title:
                          Zip Code

______________________________________                     Dated:                                                                              , 2001
                Area Code and Tel. No.

NOTE:	DO NOT SEND CERTIFICATES FOR PONTOTOC SHARES OR WITH THIS NOTICE. CERTIFICATES FOR PONTOTOC SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.